UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2009

MABCURE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141131
(Commission File Number)

20-4907813
(IRS Employer Identification No.)

De Schiervellaan 3/B1 Hasselt, 3500 Belgium
(Address of principal executive offices and Zip Code)

+32 (487) 425303
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Item 2.03	Creation of a Direct Financial Obligation

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibit Index

Ex-10.1	Loan Agreement by and between Registrant and Chrysler Enterprises Ltd. dated September 2, 2009.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

     On September 2, 2009, the Registrant entered into a loan agreement to obtain a standard bridge loan of $500,000 from Chrysler Enterprises Ltd. The loan amount bears interest at a rate of six percent (6%) per annum and matures on the anniversary of the closing of the loan agreement. The accrued interest will be payable on the repayment of the loan. The loan amount will be used for the Registrant’s ordinary working capital needs.

     The loan agreement contains events of acceleration (including, among other things, bankruptcy and insolvency events, and the sale of all or substantially all of the Registrant’s assets) that could result in the acceleration of the Registrant’s repayment obligations.

     This report, including the foregoing descriptions of the terms and conditions of the loan agreement is qualified in its entirety by reference to the loan agreement furnished as Exhibit 10.1and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.1	Loan Agreement by and between Registrant and Chrysler Enterprises Ltd. dated September 2, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABCURE INC.
(Registrant)

By: /s/ Dr. Amnon Gonenne
Dr. Amnon Gonenne
President and Chief Executive Officer

Date: September 17, 2009